June 4, 1998                                                     Exhibit 10.12

                              FORM OF DEMAND NOTE


    Electronics Boutique of America Inc. a Pennsylvania corporation having an address of 931 Matlack Street, W. Chester, Pennsylvania 19380, (hereinafter called "Maker"), promises to pay to the order of James J. Kim of 1345 Enterprise Drive, West Chester, Pennsylvania 19380, (hereinafter called "Payee"), the principal sum of Seven Million Dollars ($7,000,000), constituting monies paid for purposes of working capital. Said sum to be paid to Payee in legal tender of the United States of America, together with interest on the unpaid principal balance of this Note at a floating rate per annum equal to the highest prime rate as published from time to time in THE WALL STREET JOURNAL (the "Prime Rate").

    The entire principal sum and interest accrued thereon shall be payable to Payee upon demand.

    Payment shall be made to James J. Kim, c/o Amkor Electronics, Inc. at 1345 Enterprise Drive, West Chester, Pennsylvania 19380, or such other place as reasonably directed in writing by Payee.

    Maker may prepay interest and principal at anytime without penalty. If any prepayment of interest is made, Maker shall not recover any portion thereof from Payee in the event that Maker should thereafter prepay any portion of the principal balance during or prior to the period for which such prepaid interest would have been due and payable as set forth above.

    The occurrence of any of the following events shall constitute a default hereunder.

    1. Failure of Maker to pay when due any payment of interest or principal as provided in this Note and the continuance of such failure for a period of ten
(10) days, or the failure to pay when due any other sums required to be paid herein.

    2. If Maker shall be adjudicated a bankrupt or make an assignment for the benefit of creditors, or bankruptcy, insolvency, reorganization, arrangement, receivership, liquidation or dissolution proceedings shall be instituted by or against Maker and, if instituted against Maker the consent or admission in writing by Maker to same, or the failure to obtain dismissal of such proceedings within a period of thirty (30) days.

    UPON the occurrence of an event of default, at the option of Payee, the whole principal sum and the interest thereon, and all other sums payable under this Note, shall become due and payable immediately and Payee may forthwith and without demand exercise or cause to be exercised the warrant as hereinafter set forth, in addition to such rights and remedies as may herein be provided or any of the rights and remedies which may be available to Payee by law, without further stay, any law, usage or custom, to the contrary notwithstanding.

    MAKER hereby authorizes and empowers the Prothonotary, Clerk of Court or any Attorney of any Court of Record of the Commonwealth of Pennsylvania, or elsewhere, to appear for and confess judgment against Maker and in favor of Payee, its or their successors or assigns as of any term, past, present or future, with or without declaration, for the principal sum evidenced by this Note with interest as herein provided, and all other sums as may be due by the terms hereof, together with any and all charges, taxes and liens paid by said Payee, its successors and assigns, and in any manner affecting or chargeable against the Property together with all costs of suit and an attorneys' fee of fifteen percent (15%) of the sum of all of the foregoing for collection, with release of all errors, and on which judgment the Payee may, on failure of said Maker to comply with any of the covenants, terms, provisions and conditions of this Note, issue or cause to be issued, an execution or executions, waiving inquisition and condemnation as to any property levied upon by virtue of any such execution, waiving all exemption from levy, and sale of any property which now is or thereafter may be exempt under any Act of Assembly.

    UPON the occurrence of any default hereunder, Payee shall have, in addition to the rights accorded by this Note, the rights: (a) to immediately and without further action by Payee, set off against the secured indebtedness all money owed by Payee in any capacity to Maker; and (b) to settle or compromise by accepting a sum less than the full amount hereof from Maker and to give a release therefore.

    THIS NOTE SHALL SECURE THE PAYMENT OF ALL SUMS NOW OR HEREAFTER OWING TO PAYEE HEREUNDER, REGARDLESS OF WHETHER THE INDEBTEDNESS SHALL ARISE CONCURRENTLY HEREWITH OR BY SUBSEQUENT ADVANCE OF CREDIT PURSUANT TO THE TERMS OF THIS NOTE.

    ANY failure by Payee to exercise any right hereunder or under this Note shall not be construed as a waiver of the right to exercise the same or any other right at any time, or from time to time, thereafter.

    Maker hereby waives notice of nonpayment, dishonor and protest of this Note, and waives and releases all benefits and privileges under all stay, exemption and appraisement laws of any State and the United States, now or hereafter in force. Any notice to Maker shall be sufficiently given for all purposes when sent by certified mail addressed to Maker at the addresses first above written.

    THIS NOTE and the rights and duties of the parties hereto shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. If any provision of this Note shall, for any reason, be held to be invalid or unenforceable in any jurisdiction in which this Note is sought to be enforced, such invalidity and unenforceability shall not affect any other provision hereof and this Note shall be construed as if such invalid or unenforceable provision were omitted.

    All written notices to be given by either party to the other shall be sent by certified mail addressed to the address set forth above. All payments hereunder, shall be addressed to Payee at Payee's address set forth above.

    IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed this ____ day of June, 1998.


ATTEST:                           ELECTRONICS BOUTIQUE OF AMERICA, INC.


                                  By:
----------------------------         ----------------------------------